Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, Eastern Time, on February 25, 2020. Online Go to www.envisionreports.com/INTL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/INTL Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: + 01 - Scott J. Branch 02 - Diane L. Cooper 03 - John Fowler 04 - Steven Kass 05 - Bruce W. Krehbiel 06 - Sean M. O’Connor 07 - Eric Parthemore 08 - John Radziwill Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s 3. To approve the advisory (non-binding) resolution relating to independent registered public accounting firm for the 2020 executive compensation. fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 0369AC

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 26, 2020 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/INTL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — INTL FCSTONE INC. + Notice of 2020 Annual Meeting of Shareholders Omni Orlando Resort at ChampionsGate 1500 Masters Boulevard Championsgate, Florida 33896 Proxy Solicited by Board of Directors for Annual Meeting on February 26, 2020 John Radziwill or Sean M. O’Connor, (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of INTL FCStone Inc. to be held on February 26, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +